EX-3.2

CHANGE OF NAME

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                           NORFOLK DEVELOPMENTS, LTD.


         We the undersigned Craig H. Brown, President and Gregory Grantham, Secretary, of Norfork Developments, Inc..

Do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened on the 16th Day of April, 1998 adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

         THE NAME OF THE CORPORATION IS FIDELITY CAPITAL GROUP HOLDINGS, INC.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 5,040,000 that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



                                   /s/ Craig H. Brown
                                   ------------------
                                    Craig H. Brown
                                    President



                                   /s/ Gregory Grantham
                                   --------------------
                                    Gregory Grantham
                                    Secretary

State of California )
County of Orange    ) ss

         On April 16, 1998, personally appeared before me, a notary public, Craig H. Brown and Gregory Grantham who acknowledged that they executed the above instrument.

                                   /s/ Esther Almaraz
                                   ------------------
                                       Notary Public